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                                                                EXHIBIT 99.1

[MTR GAMING GROUP, INC. LOGO]                       [SCIOTO DOWNS, INC. LOGO]

                              FOR IMMEDIATE RELEASE

           MTR GAMING GROUP AND SCIOTO DOWNS ANNOUNCE MERGER AGREEMENT

Chester, WV, and Columbus, OH, December 24, 2002 - MTR Gaming Group, Inc. (Nasdaq National Market:MNTG) and Scioto Downs, Inc. (OTCBB:SCDO) announced today the execution of a Merger Agreement.

Pursuant to the Merger Agreement, MTR has agreed to pay $32.00 per share, in cash, for the 595,767 outstanding shares of Scioto's common stock. Each Scioto shareholder may elect to receive, instead of the $32.00 per share amount, an amount equal to $17.00 plus, in certain circumstances set forth in the Merger Agreement, ten (10) annual contingent earnout payments based upon 10% of the growth of Scioto's EBITDA (earnings before interest, taxes, depreciation and amortization) compared to the average of Scioto's EBITDA for the three fiscal years ending October 31, 2002. In the event any contingent earnout payment is prohibited by an authorized governmental authority, a final payment of $15.00 per share would be made instead. If the contingency set forth in the Merger Agreement is not satisfied, however, Scioto shareholders who elected the contingent earnout payment would receive only the $17.00 per share amount.

Scioto Downs owns and operates a harness horse racing facility in Columbus, OH. Major racing programs conducted at Scioto's facilities include the Little Brown Jug Preview, the Scarlet O'Hara, the Pink Bonnet, the Ohio Sires Stakes events and Ohio Fair stakes events. For the nine months ended July 31, 2002, Scioto reported revenues of $9.6 million, and a net loss of $1.2 million.

If the merger is consummated, Scioto will become a wholly owned subsidiary of MTR. Ed Ryan would continue to serve as President of Scioto and Laverne Hill would continue to serve as Vice President. It is anticipated that Scioto's employees would not be affected by the merger.

Edson R. (Ted) Arneault, President and CEO of MTR Gaming Group, commented, "This merger fits well with our strategy to diversify and leverage our expertise by building or acquiring other middle-market gaming and/or parimutuel businesses in states that border West Virginia. Located approximately 175 miles from our Mountaineer Race Track & Gaming Resort, Scioto presents significant cross marketing opportunities. We plan to leverage MTR's and Scioto's combined racing experience and capitalize on financial and operating synergies to produce improved operating results at Scioto. Plans include modest facility refurbishments, and marketing initiatives geared toward expanding Scioto's customer base."

Edward T. Ryan, President of Scioto, commented, "We are enthusiastic about the prospect of joining MTR, and believe there are many ways that we can work together to further build Scioto's business. Our easily accessible location from I-70 and I-71 would serve as a great asset in a cross marketing program with Mountaineer. Additionally, we feel the MTR team would be helpful in expanding our export simulcast program, similar to their initiatives at Mountaineer. Our combined management strength and mutual understanding of the market make a great fit."

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Mr. Arneault added, "While we do not expect Scioto to contribute materially to
MTR's financial results in the near term, the addition of Scioto, coupled with our planned racetrack in Erie, Pennsylvania (approximately 150 miles from Mountaineer and 250 miles from Scioto) would hedge our market position in the event of enhanced gaming legislation in either state."

Consummation of the transaction is subject to various customary conditions, including, among other things, MTR's successful completion of its due diligence review, approval by MTR's lenders, approval by Scioto's shareholders and the obtaining of all necessary regulatory approvals, including but not limited to the Ohio Racing Commission.

MTR expects to finance the transaction with a combination of cash on hand, cash flow from operations and borrowings under MTR's lines of credit. Additionally, MTR anticipates that prior to Scioto's mailing of its proxy statement to its shareholders, MTR will have obtained a bank commitment for any additional funding required to complete the merger, although no assurances can be given.

The transaction is expected to be consummated in the second quarter of 2003, and the Merger Agreement is subject to termination by either party if the merger is not consummated on or before December 31, 2003. MTR and Scioto will each include the Merger Agreement as an exhibit to a Report on Form 8-K, which each respectively expects to file no later than December 27, 2002. The merger transaction has been approved by the Boards of Directors of both MTR and Scioto.

Subject to clearance from the U.S. Securities and Exchange Commission, Scioto plans to file and mail to its shareholders a proxy statement containing information about Scioto, the proposed merger, and related matters. Scioto's shareholders are urged to read the proxy statement carefully when it is available, as it will contain important information that stockholders should understand before making a decision about the merger. The proxy statement (when it is filed), as well as other filings containing information about Scioto and the merger transaction can be obtained without charge at the SEC's website (WWW.SEC.GOV). Copies of the proxy statement, when available, and MTR's and Scioto's SEC filings will also be obtainable, without charge, from Edson R. Arneault, President, CEO & Director, MTR Gaming Group, Inc., State Route 2 South, P.O. Box 356, Chester, WV 26034, Telephone: 304-387-8300 (with respect to MTR's filings) and from Edward T. Ryan, President & General Manager, Director, Scioto Downs, 6000 South High Street, P.O. Box 07823, Columbus, OH 43207,
Telephone: 614-491-2515 (with respect to Scioto's filings).

To the extent required by applicable law and regulations, MTR will file with the SEC a registration statement containing the prospectus to be used by MTR to register the contingent earnout payment interests to be offered to Scioto shareholders subject to and following their approval of the merger transaction. Shareholders of Scioto are urged to read the registration statement and the prospectus (if applicable) and the proxy statement regarding the proposed transaction when they become available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. Shareholders will be able to obtain a free copy of the proxy statement and prospectus included in the registration statement, as well as other filings containing information about Scioto and MTR, at the SEC's website (WWW.SEC.GOV).



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Copies of the proxy statement, prospectus and the SEC filings that will be incorporated by reference in the proxy statement and prospectus can also be obtained, without charge, by directing a request to either Edson Arneault or Edward Ryan at their addresses listed in this news release.

Scioto and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Scioto in connection with the merger. Information regarding those participants is included in the proxy statements for Scioto's most recent annual shareholder meetings, which are available at the SEC's website. Additional information regarding the interests of those participants may be obtained by reading the proxy statement regarding the proposed transaction when it becomes available.

ABOUT MTR GAMING GROUP
MTR Gaming Group, Inc. owns and operates the Mountaineer Race Track & Gaming Resort in Chester, West Virginia, which currently encompasses a thoroughbred racetrack with off-track betting and export simulcasting, 3,000 slot machines, 359 hotel rooms, golf course, spa & fitness center, theater and events center, convention center and fine dining and entertainment. The Company also operates the Ramada Inn and Speedway Casino in North Las Vegas, and a hotel in Reno, Nevada and recently obtained a license to build a new thoroughbred racetrack with parimutuel wagering in Erie, Pennsylvania. Named to Forbes' Best 200 Small Companies List (#38), Business Week's Top 100 Hot Growth Companies List (#49), and Fortune's 100 Fastest Growing Companies List (#48), MTR is included on the Russell 2000(R) and Russell 3000(R) Indexes. For more information, please visit www.mtrgaming.com.

Except for historical information, this press release contains forward-looking statements concerning, among other things, future plans and operating results, and specifically, the consummation of the merger transaction and its impact on MTR. With respect to MTR, such statements are based on MTR's current plans and expectations and are subject to a number of risks and uncertainties that could cause the statements made to be incorrect and/or for actual results to differ materially. Those risks and uncertainties, with respect to consummation of the merger, include but are not limited to due diligence, satisfaction of all closing conditions set forth in the Merger Agreement, receipt of all regulatory approvals, financing, and compliance by all parties with the material terms of the Merger Agreement. With respect to forward-looking statements concerning operations and results upon a closing of the merger transaction, such risks and uncertainties include but are not limited to successful integration of Scioto's operations into MTR's operations, retention of Scioto's key personnel and the ability to attract new personnel to Scioto, successful cross marketing of Scioto with MTR's Mountaineer Racetrack & Gaming Resort, Scioto's history of operating losses, the impact of accounting for good will in the transaction, and other factors described in MTR's periodic reports filed with the Securities and Exchange Commission. MTR does not intend to update publicly any forward-looking statements, except as may be required by law.

With respect to Scioto, forward looking statements in this press release are based on Scioto's current plans and expectations and are subject to a number of risks and uncertainties that could cause the statements made to be incorrect and/or factual results to differ materially. Those risks and uncertainties include but are not limited to the successful completion of the merger with MTR and risks, uncertainties and other factors included in Scioto's periodic reports filed with the SEC.

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
CONTACT:
MTR Gaming Group, Inc., Chester, WV            Scioto Downs, Inc.
Edson R. (Ted) Arneault, 304-387-8300          Edward T. Ryan, 614-491-2515
www.mtrgaming.com                              www.sciotodowns.com
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       or
Investor Relations Counsel:
The Equity Group Inc., New York
Lauren Barbera, 212/836-9610
lbarbera@equityny.com
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Loren G. Mortman, 212/836-9604
www.theequitygroup.com
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